UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

950 Winter Street, Waltham, MA 02451

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2020, the Board of Directors (the “Board”) of Radius Health, Inc. (the “Company”) elected Machelle Sanders as a Class III director and Andrew C. von Eschenbach, M.D. as a Class II director of the Board, effective January 4, 2021.

Ms. Sanders and Dr. von Eschenbach will participate in the Company’s standard compensation program for non-employee directors, pursuant to which each will receive an annual retainer of $50,000.  Additionally, upon the effective date of their election to the Board, each was granted an initial award of an option to purchase 30,000 shares of the Company’s common stock (the “Initial Awards”). The Initial Awards have an exercise price equal to the closing price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant and will vest and become exercisable in substantially equal installments on each of the first four anniversaries of the date of grant, subject to continued service on the Board through each such vesting date. Ms. Sanders and Mr. von Eschenbach will also enter into the Company’s standard indemnification agreement for directors.

Ms. Sanders and Dr. von Eschenbach will fill vacancies on the Board resulting from the resignations of Anthony Rosenberg and Jessica Hopfield, Ph.D. from the Board and all committees on which they served, submitted on December 30, 2020 and December 31, 2020, respectively, and effective December 31, 2020.  Mr. Rosenberg’s and Dr. Hopfield’s decisions to resign did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On January 4, 2021, the Company issued a press release announcing the election of Ms. Sanders and Dr. von Eschenbach to, and departure of Mr. Rosenberg and Dr. Hopfield from, the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Radius Health, Inc. Press Release dated January 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: January 4, 2021	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	Chief Executive Officer

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